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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 25, 2010 relating to the consolidated financial statements and financial statement schedules of DIRECTV, and the effectiveness of DIRECTV's internal control over financial reporting, appearing in the Annual Report on Form 10-K/A of DIRECTV for the year ended December 31, 2009.

        We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

August 10, 2010

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM